Exhibit 23.0

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of First Mariner Bancorp on Form S-8 of our report dated March 23, 2010 appearing in the Annual Report on Form 10-K of First Mariner Bancorp for the year ended December 31, 2009.

Baltimore, Maryland

November 30, 2010

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